Exhibit 99.1

Instructure Reports Second Quarter 2017 Financial Results

Q2 2017 Revenue of $38 Million, Up 47% Year-Over-Year

SALT LAKE CITY (July 31, 2017) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter, today announced its financial results for the second quarter ended June 30, 2017.

“We delivered strong second quarter results - 47% year-over-year revenue growth, continued significant improvements to our operating margin and robust customer adoption for both Canvas and Bridge across the globe,” said Josh Coates, CEO at Instructure.

“We are excited about the progress we made in the first half of 2017 and our outlook for the remainder of the year and beyond.”

Second Quarter Financial Summary
(in thousands, except per share data)
	Three Months Ended June 30,
	2017	2016
	(unaudited)	(unaudited)
Revenue	$38,044	$25,890
Gross Margin
GAAP	71.1%	70.5%
Non-GAAP(1)	72.0%	71.6%
Operating Loss
GAAP	(12,941)	(14,516)
Non-GAAP(1)	(9,408)	(12,069)
Operating Margin
GAAP	-34.0%	-56.1%
Non-GAAP(1)	-24.7%	-46.6%
Net loss
GAAP	(12,996)	(14,590)
Non-GAAP(1)	(9,387)	(12,143)
EPS
GAAP	$(0.45)	$(0.53)
Non-GAAP(1)	$(0.32)	$(0.44)

(1)  Non-GAAP financial measures exclude stock-based compensation, reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability.

Second Quarter 2017 Business Highlights

●	Instructure continued to expand its customer base in the second quarter. A few highlights include:
o

US Higher Education and K-12 Schools – Canvas was selected by Montgomery County Public Schools, the 17th largest school district in the U.S. with over 200 schools and 150,000 students, and by the Des Moines Independent Community School District for its 37,000 students.  Within the U.S. higher education market, Canvas was chosen by the University of Minnesota, the 7th largest public university in the U.S., serving over 70,000 learners. Additionally, Temple University and Iowa State University chose Canvas for their respective 30,000 students.

o

International – Canvas was chosen by Erasmus University Rotterdam for their 23,000 students and by the University of Twente for their almost 10,000 students.  Additionally, Canvas was selected by a consortium of three universities, serving 50,000 students in the Philippines.  These universities are collaborating on joint research and share a common vision around digital literacy.

o	Corporate – The Hartsfield-Jackson International Airport in Atlanta, the world’s busiest airport, will utilize Bridge to train more than 11,000 of their employees and contractors.

Business Outlook

Today, Instructure issued financial guidance for the third quarter and full year 2017. The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability (see tables below that reconcile these non-GAAP financial measures to the related GAAP measures).

For the third quarter ending September 30, 2017, Instructure expects revenue of approximately $40.2 million to $40.8 million, a non-GAAP net loss of ($9.4) million to ($8.8) million, and non-GAAP net loss per share of ($0.32) to ($0.30) per common share.

For the full year ending December 31, 2017, Instructure expects revenue of approximately $152.9 million to $154.1 million, up from previously stated guidance of $150.7 million to $152.2 million, non-GAAP net loss of ($36.8) million to ($35.8) million, up from ($37.7) million to ($36.7) million, and non-GAAP net loss per share of ($1.26) to ($1.23) per common share, up from ($1.29) to ($1.26).

Conference Call Details:

Instructure will discuss its second quarter 2017 results today, July 31, 2017, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (877) 879-6207 or (719) 457-2656, passcode 7182108.  A live webcast, as well as replay, of the conference call will be accessible at Instructure's investor relations website, https://ir.instructure.com.

Non-GAAP Financial Measures

In this press release, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.  Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

Non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, and the change in fair value of the warrant liability. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.  Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control.

●

Reversal of estimated accruals related to payroll taxes on secondary stock purchase transactions – Prior to our IPO, operating expenses included employer payroll tax-related items on employee sales of securities to investors. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. Beginning in the second quarter of 2016, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability, which will continue occur in the second quarter of each year.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the third quarter of 2017 and for the full year ending December 31, 2017, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss.  These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which was filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2017 and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 3,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market at www.Instructure.com.

Contacts:

Erin Kasenchak

Instructure

(866) 574-3127

ekasenchak@instructure.com

Becky Frost
Instructure
(801) 869-5017
press@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,744	$44,539
Short term marketable securities	—	23,895
Accounts receivable—net of allowances of $274 and $225 at June 30, 2017 and December 31, 2016 respectively	72,970	18,072
Prepaid expenses	7,721	5,434
Other current assets	886	936
Total current assets	107,321	92,876
Property and equipment, net	18,913	14,733
Goodwill	989	989
Intangible assets, net	802	760
Noncurrent prepaid expenses	978	984
Other assets	1,051	994
Total assets	$130,054	$111,336
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,850	$5,374
Accrued liabilities	13,303	10,905
Deferred rent	832	773
Deferred revenue	103,018	72,747
Total current liabilities	122,003	89,799
Deferred revenue, net of current portion	4,130	3,144
Deferred rent, net of current portion	7,899	8,372
Warrant liability	108	25
Other long term liabilities	32	32
Total liabilities	134,172	101,372
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock	3	3
Additional paid-in capital	218,328	206,442
Accumulated other comprehensive income	—	(12)
Accumulated deficit	(222,449)	(196,469)
Total stockholders’ equity (deficit)	(4,118)	9,964
Total liabilities and stockholders’ equity (deficit)	$130,054	$111,336

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$32,650	$22,416	$63,163	$42,993
Professional services and other	5,394	3,474	8,860	6,196
Total Net revenue	38,044	25,890	72,023	49,189
Cost of Revenue:
Subscription and support	7,967	5,586	15,072	11,023
Professional services and other	3,026	2,049	5,537	3,961
Total cost of revenue	10,993	7,635	20,609	14,984
Gross profit	27,051	18,255	51,414	34,205
Operating expenses:
Sales and marketing	21,314	18,038	40,300	34,201
Research and development	11,057	8,730	22,239	16,535
General and administrative	7,621	6,003	14,607	11,739
Total operating expenses	39,992	32,771	77,146	62,475
Loss from operations	(12,941)	(14,516)	(25,732)	(28,270)
Other income (expense):
Interest income	39	61	115	132
Interest expense	(4)	(12)	(18)	(23)
Change in fair value of warrant liability	(76)	—	(83)	62
Other income (expense), net	91	(56)	127	(131)
Total other income (expense)	50	(7)	141	40
Loss before income taxes	(12,891)	(14,523)	(25,591)	(28,230)
Income tax expense	(105)	(67)	(136)	(99)
Net loss	$(12,996)	$(14,590)	$(25,727)	$(28,329)
Net loss per common share, basic and diluted	$(0.45)	$(0.53)	$(0.89)	$(1.03)
Weighted average shares used to compute net loss per share, basic and diluted	29,090	27,610	28,909	27,456

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(12,996)	$(14,590)	$(25,727)	$(28,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,456	974	2,693	1,886
Amortization of intangible assets	117	87	259	164
Amortization of deferred financing costs	10	11	16	23
Change in fair value of warrant liability	76	0	83	(62)
Stock-based compensation	4,067	2,662	7,440	4,897
Other	(68)	(75)	(66)	(47)
Changes in assets and liabilities:
Accounts receivable, net	(60,378)	(34,579)	(55,105)	(31,978)
Prepaid expenses and other assets	3,353	(2)	(2,280)	133
Accounts payable and accrued liabilities	3,720	1,182	2,198	1,697
Deferred revenue	49,021	35,296	31,257	23,794
Deferred rent	(275)	(205)	(414)	(240)
Other liabilities	—	(303)	—	(330)
Net cash used in operating activities	(11,897)	(9,542)	(39,646)	(28,392)
Investing Activities:
Purchases of property and equipment	(3,810)	(1,142)	(6,955)	(3,410)
Purchases of intangible assets	(11)	(145)	(301)	(296)
Proceeds from disposal of property and equipment	23	10	38	18
Maturities of marketable securities	10,000	—	23,900	325
Net cash provided by (used in) investing activities	6,202	(1,277)	16,682	(3,363)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	3,278	3,188	4,316	3,311
Shares repurchased for tax withholdings on vesting of restricted stock	(81)	—	(123)	—
Payments of financing costs	(24)	—	(24)	—
Net cash provided by financing activities	3,173	3,188	4,169	3,311
Net increase (decrease) in cash	(2,522)	(7,631)	(18,795)	(28,444)
Cash, beginning of period	28,266	69,658	44,539	90,471
Cash, end of period	$25,744	$62,027	$25,744	$62,027

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP gross profit	$27,051	$18,255	$51,414	$34,205
Stock-based compensation	347	273	578	466
Non-GAAP gross margin	$27,398	$18,528	$51,992	$34,671

GAAP gross margin %	71.1%	70.5%	71.4%	69.5%
Non-GAAP gross margin %	72.0%	71.6%	72.2%	70.5%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands, except percentages)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Loss from operations	$(12,941)	$(14,516)	$(25,732)	$(28,270)
Stock-based compensation	4,067	2,662	7,440	4,897
Reversal of payroll tax expense on secondary stock purchase transactions	(534)	(217)	(534)	(217)
Amortization of acquisition related intangibles	—	2	—	4
Non-GAAP operating loss	$(9,408)	$(12,069)	$(18,826)	$(23,586)

GAAP operating margin	-34.0%	-56.1%	-35.7%	-57%
Non-GAAP operating margin	-24.7%	-46.6%	-26.1%	-48%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands, except per share data)
(unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net Loss	$(12,996)	$(14,590)	$(25,727)	$(28,329)
Stock-based compensation	4,067	2,662	7,440	4,897
Reversal of payroll tax expense on secondary stock purchase transactions	(534)	(217)	(534)	(217)
Amortization of acquisition related intangibles	—	2	—	4
Change in fair value of warrant liability	76	—	83	(62)
Non-GAAP net loss	$(9,387)	$(12,143)	$(18,738)	$(23,707)
Non-GAAP net loss per common share, basic and diluted	$(0.32)	$(0.44)	$(0.65)	$(0.86)
Weighted average common shares used in computing basic and diluted net loss per common share	29,090	27,610	28,909	27,456

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended June 30,
	2017	2016
Total net revenue	$133,714	$91,880

Current deferred revenue
Beginning balance	72,983	42,978
Ending balance	103,018	72,983
Net change in current deferred revenue	30,035	30,005

Long term deferred revenue
Beginning balance	3,136	2,815
Ending balance	4,130	3,136
Net change in long term deferred revenue	994	321

Total 12-month billings	$164,743	$122,206

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended June 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	NON-GAAP
Operating expenses:
Sales and marketing	$21,314	(1,195)	256	$20,375
Research and development	11,057	(1,506)	256	9,807
General and administrative	7,621	(1,019)	22	6,624
Total operating expenses	$39,992	(3,720)	534	$36,806

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended June 30, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$18,038	(789)	57	—	$17,306
Research and development	8,730	(935)	57	(2)	$7,850
General and administrative	6,003	(665)	103	—	$5,441
Total operating expenses	$32,771	(2,389)	217	(2)	$30,597

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Six Months Ended June 30, 2017
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	NON-GAAP
Operating expenses:
Sales and marketing	$40,300	(2,150)	256	$38,406
Research and development	$22,239	(2,738)	256	19,757
General and administrative	$14,607	(1,974)	22	12,655
Total operating expenses	$77,146	(6,862)	534	$70,818

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Six Months Ended June 30, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Reversal of Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$34,201	(1,444)	57	—	$32,814
Research and development	16,535	(1,720)	57	(4)	14,868
General and administrative	11,739	(1,267)	103	—	10,575
Total operating expenses	$62,475	(4,431)	217	(4)	$58,257

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending September 30,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss	$(13,800)	$(13,200)	$(52,700)	$(51,700)
Stock-based compensation	4,390	4,390	16,340	16,340
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(540)	(540)
Change in fair value of warrant liability	10	10	100	100
Non-GAAP net loss	$(9,400)	$(8,800)	$(36,800)	$(35,800)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending September 30,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.47)	$(0.45)	$(1.80)	$(1.77)
Stock-based compensation	0.15	0.15	0.56	0.56
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(0.02)	(0.02)
Change in fair value of warrant liability	0.00	0.00	0.00	0.00
Non-GAAP net loss per common share, basic and diluted	$(0.32)	$(0.30)	$(1.26)	$(1.23)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	29,500	29,500	29,200	29,200